Exhibit 10.3

INVESTOR’S AGREEMENT

As a mutual inducement to enter into the Purchase Agreement (as defined below), this Investor’s Agreement (this “Agreement”) is made and entered into as of this 5th day of August, 2010, by and between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and Young Energy Prize S.A., a Luxembourg corporation (the “Investor”, which term shall mean and include any Affiliate of such corporation designated to purchase Shares (as defined below) as contemplated by the Purchase Agreement).

The parties hereby agree as follows:

A. Certain Definitions.

As used in this Agreement, in addition to the other terms defined herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Approved Transaction” shall mean any tender offer, exchange offer, merger, consolidation, reclassification, reorganization, recapitalization or other similar transaction (i) which has been approved by the Board and (ii) with respect to which the Investor is not in violation of any of its standstill obligations under Section E hereof.

“Beneficially Owned” or “Beneficial Ownership” shall have the meaning given such term in Rule 13d-3 promulgated under the 1934 Act and each Person’s ownership of Equity Securities shall be calculated hereunder in accordance with such rule; provided, however, that a Person shall be deemed to Beneficially Own Equity Securities (i) which such Person may acquire through the exercise, conversion or exchange of any options, warrants, rights or convertible or exchangeable securities, whether or not within sixty (60) days of the time of calculation, and (ii) which are Beneficially Owned by any other Person with whom such Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Change in Control”, with respect to the Company, shall mean any of: (i) a merger, consolidation or other business combination to which the Company is a party if the combined voting power appurtenant to all Equity Securities of the Company outstanding immediately prior to the consummation of such transaction does not represent or is not exchanged for Equity Securities with appurtenant voting power representing at least 50% of the combined voting power of all Equity Securities of the entity which is surviving entity in such transaction outstanding immediately after such consummation, (ii) an acquisition of a Person or 13D Group of direct or indirect Beneficial Ownership of Equity Securities having at least 50% of the combined voting power of all Equity Securities outstanding immediately after the consummation of such acquisition, (iii) a sale, exchange or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Persons in a single transaction or series of related transactions, or (iv) a liquidation or dissolution of the Company.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, and any securities into which such shares may hereafter be reclassified.

“Equity Securities” shall mean any (i) Common Stock, (ii) any debt or equity security of the Company convertible into or exchangeable for shares of Common Stock, with or without consideration being paid, (iii) any option, warrant or other right to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any other security so convertible, or (iv) any debt securities having voting rights, which shall be included in any calculation of Beneficial Ownership as the equivalent of shares of Common Stock having the same voting power.

“Fully Diluted Basis” shall mean, for purpose of determining the number of shares of Common Stock outstanding when such term applies to such determination, a basis of calculation which takes into account (i) the number of shares of Common Stock actually issued and outstanding at the time of such determination and (ii) the number of shares of Common Stock that are then issuable upon the conversion or exchange of or exercise of purchase rights with respect to then-outstanding Equity Securities, without regard to any condition to such conversion, exchange or purchase.

“Interim Period” shall mean the period of time from the date and time of execution and delivery of this Agreement and 12:00 midnight, Eastern Time, on December 31, 2012.

“Permitted Transferee” shall mean (i) any Affiliate of the Investor or any other Person, including but not limited to any partnership, limited liability company or trust in which the Investor or any of its Affiliates holds a majority economic interest or which is managed by the Investor or any of its Affiliates or (ii) any bank or other institutional lender foreclosing on any of the Shares or any Person purchasing any of the Shares in a foreclosure sale in accordance with Section D.1(c).

“Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Pro Rata Share” of any Person as of the time immediately prior to the issuance of any Equity Securities by the Company shall mean the ratio of (i) the number of shares of Common Stock Beneficially Owned by such Person at such time to (ii) the total number of shares of Common Stock outstanding on a Fully Diluted Basis at such time, plus in the case of both clauses (i) and (ii) immediately above the number of shares of Common Stock then purchasable by the Investor under the Purchase Agreement.

“Prospectus” shall mean (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 163 under the 1933 Act.

“Purchase Agreement” shall mean the Securities Purchase Agreement dated as of August 5, 2010 by and between the Company and the Investor.

“Register,” “registered,” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investor without restriction pursuant to Rule 144.

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the United States Securities and Exchange Commission.

“Shares” means the shares of Common Stock issued to the Investor at any Closing pursuant to the Purchase Agreement.

“Strategic Transaction” means any proposed acquisition, disposition, joint venture, equity or debt financing, structuring or restructuring, investment, expenditure or other transaction outside the ordinary course of the Company’s business to which the Company is a party which, if consummated, would or would reasonably be anticipated to materially affect the Company’s business, operations, assets, liabilities, condition (financial or other), capital structure, prospects or strategic direction or would result in a Change in Control.

“Subsidiary” means, with respect to the Company, any other entity of which the Company has Beneficial Ownership of securities representing a majority of such entity’s economic value or having 50% or more of the combined voting power of all of such entity’s outstanding voting securities.

“Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc., the Nasdaq Global Market, the Nasdaq Capital Market, or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on a system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on any system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

“13D Group” shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Equity Securities who or which would be required by Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder to file a Schedule 13D or a Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the 1934 Act if such group Beneficially Owned more than 5% of any class of Equity Securities then outstanding.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

B. Registration Rights. The Company hereby grants to the Investor registration rights with respect to the Registrable Securities, subject to the following provisions and the other provisions of this Agreement. The registration rights granted hereby shall rank pari passu with the registration rights granted by the Company to the Investor under a Registration Rights Agreement between the Company and the Investor dated as of July 8, 2009, as amended by a First Amendment to Registration Rights Agreement dated as of October 14, 2009 pursuant to which, in addition to amendments made thereby, ECP Fund, SICAV-FIS, a Luxembourg entity formerly known as YEP I, SICAV-FIS, was made a party thereto, and by a Second Amendment to Registration Rights Agreement date June 23, 2010 (such Registration Rights Agreement as amended by such First Amendment to Registration Rights Agreement and Second Amendment to Registration Rights Agreement and as further amended in accordance with its terms, other than hereby, being the “Amended Registration Rights Agreement”).

1. Registration Statement. Following any closing of the purchase and sale of the securities contemplated by the Purchase Agreement (a “Closing”), subject to the limit provided for in the immediately following sentence, the Investor shall have the right to require the Company, within forty-five days (45) after the Investor’s written request therefor, to prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities. Subject to any SEC comments, each Registration Statement filed pursuant to this Section B.1 shall include the plan of distribution attached hereto as Exhibit A; provided, however, that the Investor shall not be named as an “underwriter” without the Investor’s prior written consent. The Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, or similar transactions with respect to the Registrable Securities to which such Registration Statement relates. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section B.4(c) to the Investor and/or its counsel prior to its filing or other submission. Notwithstanding anything else to the contrary contained herein, the holders of a majority of the Registrable Securities shall only have the right to require the Company to file, and the Company shall only be obligated to file, four (4) Registration Statements pursuant to this Section B.1; provided that, in computing whether the maximum number of required Registration Statements under this Section B.1 and under Section 2 of the Amended Registration Rights Agreement has been requested and therefore required, any Registration Statement requested, and therefore required, under this Section B.1 or Section 2(a) of the Amended Registration Rights Agreement shall be counted under each of this Agreement and the Amended Registration Rights Agreement, whether or not such request, and therefore requirement, relates to Registrable Securities hereunder or thereunder or both. The Company and the Investor acknowledge and agree that the proviso set forth in the immediately preceding sentence constitutes an effective amendment to the Amended Registration Rights Agreement in accordance with the terms thereof.

2. Expenses. The Company shall pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of counsel to the Investor, and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers, or similar securities industry professionals with respect to the Registrable Securities being sold.

3. Effectiveness.

(a) The Company shall use commercially reasonable best efforts to have the Registration Statement covering the resale of the Registrable Securities declared effective by the SEC as soon as practicable and prior to the earlier of (x) ten (10) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (y) the 90th day after the Registration Statement is filed. The Company shall notify the Investor by facsimile or e-mail as promptly as practicable, and in any event, within forty-eight (48) hours, after (A) the Registration Statement is declared effective and (B) the filing of any related Prospectus under Rule 424(b), at which time the Company shall also provide the Investor with a copy of such related Prospectus. After the Registration Statement has been declared effective by the SEC, the Company shall take all actions, including without limitation updating the Registration Statement as necessary, so that the Registrable Securities may be sold pursuant to the Registration Statement without restriction, except as provided pursuant to Section B.3(b).

(b) For not more than forty-five (45) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period without the approval of the Investor, which approval shall not be unreasonably withheld, the Company may delay the disclosure of material non-public information concerning the Company and thereby suspend its obligations under paragraphs (a) and (c) of this Section B.3 (as well as the right of the Investor to use any Prospectus included in any Registration Statement contemplated by this Section) if the disclosure of such material non-public information is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided that the Company shall promptly (a) notify the Investor in writing of the existence of (but in no event, without the prior written consent of the Investor, shall the Company disclose to the Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Investor in writing to cease all sales under the Registration Statement until the end of the Allowed Delay, and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(c) Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be in breach of this Section B if a Registration Statement has not been filed, the effectiveness of a Registration Statement has been delayed, or a Prospectus has been unavailable as a result of (i) a failure by the Investor to promptly provide on request by the Company any information required by this Agreement or requested by the SEC, (ii) the provision of inaccurate or incomplete information by the Investor, or (iii) a statement or determination of the SEC that any provision of the rights of the Investor under this Agreement are contrary to the provisions of the 1933 Act.

4. Company Obligations. The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as practicable:

(a) use commercially reasonable efforts to cause the Registration Statement to become effective after 4:00 p.m., Eastern Time (the date the Registration Statement is declared effective shall be referred to as the “Effective Date”) and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold, (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 (the “Effectiveness Period”), or (iii) six (6) months following the Effective Date (the “Effective Period”), and advise the Investor in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit counsel designated by the Investor, if any, in the selling securityholder questionnaire attached hereto as Exhibit B (the “Selling Securityholder Questionnaire”) to review the Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Investor and its legal counsel, if any, designated in the Selling Securityholder Questionnaire (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date, or sending date, as the case may be) one (1) copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investor and its legal counsel, if any, designated in the Selling Securityholder Questionnaire in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section B.4(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section B.4(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange, interdealer quotation system, or other market on which similar securities issued by the Company are then listed;

(h) immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC, and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act prior to 9:30 a.m., Eastern Time, on the Trading Day immediately following the Effective Date, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder. For the purpose of this Section B.4(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

5. With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six (6) months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

6. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and its representatives, advisors, and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement. The Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Investor enters into an appropriate confidentiality agreement with the Company with respect thereto.

7. Obligations of the Investor.

(a) The Investor has furnished to the Company a Selling Securityholder Questionnaire and shall furnish in writing to the Company such additional information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor, to the extent not included in the Selling Securityholder Questionnaire, if the Investor elects to have any of the Registrable Securities included in the Registration Statement. The Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if the Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b) The Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section B.4(b), or (ii) the happening of an event pursuant to Section B.4(h), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

8. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless the Investor and its officers, directors, members, investors, employees and agents, successors and assigns, and each other Person, if any, who controls the Investor within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or omission or alleged untrue statement or omission of any material fact in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof required to be stated therein or necessary to make the statements therein not misleading; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (iv) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor and each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) the Investor’s failure to comply with the prospectus delivery requirements of the Securities Act at any time when the Company does not meet the conditions for use of Rule 172, has advised the Investor in writing that the Company does not meet such conditions and that therefore the Investor is required to deliver a Prospectus in connection with any sale or other disposition of Registrable Securities and has provided the Investor with a current Prospectus for such use, (ii) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus, or (iii) the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor that such Prospectus is outdated or defective and the use of a corrected or updated Prospectus would have avoided such losses, claims, damages, liabilities, or expenses.

(b) Indemnification by the Investor. The Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from (i) the Investor’s failure to comply with the prospectus delivery requirements of the Securities Act at any time when the Company does not meet the conditions for use of Rule 172, has advised the Investor in writing that the Company does not meet such conditions and that therefore the Investor is required to deliver a Prospectus in connection with any sale or other disposition of Registrable Securities and has provided the Investor with a current Prospectus for such use, (ii) the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor that such Prospectus is outdated or defective and the use of a corrected or updated Prospectus would have avoided such losses, claims, damages, liabilities or expenses, (iii) any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by the Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or (iv) the failure by the Investor to independently comply with any law or regulation or to take any action required of a seller of securities by a party in the position of the Investor (including any obligations of an underwriter if the Investor is deemed to be acting as an underwriter). In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Investor in connection with any claim relating to this Section B.8.(b) and the amount of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person, or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section B.8 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

C. Purchase Rights. The Company hereby grants to the Investor rights, exercisable only during the Interim Period, to purchase securities of the Company for the purpose of maintaining up to its percentage ownership interest in the Company, as set forth in the provisions below.

1. Subsequent Offerings. The Investor shall have a right of first refusal (the “Purchase Right”) to purchase up to its Pro Rata Share of all Equity Securities which may be issued and sold by the Company other than the Excluded Securities (as defined in Section C.5).

2. Exercise of Rights.

(a) If the Company proposes to issue any Equity Securities, it shall first give the Investor written notice (the “Company’s Issuance Notice”) of its intention, describing the Equity Securities, the price and the other terms and conditions upon which the Company proposes to issue such Equity Securities. Subject to the provisions of Section C.2.(b) if applicable, the Investor shall have twenty (20) Business Days after the giving of the Company’s Issuance Notice to agree to purchase up to its Pro Rata Share of the Equity Securities, for the price and upon the other terms and conditions specified in the notice, by giving written notice to the Company (the “Investor’s Purchase Notice”) and stating therein the quantity of such Equity Securities to be purchased.

(b) If the Investor consists of more than one Person and if not all of such Persons elect to purchase their full Pro Rata Shares of the Equity Securities, then the Company shall promptly notify in writing (the “Company’s Re-offer Notice”) the Persons constituting the Investor who have elected to purchase their full Pro Rata Shares of such Equity Securities and shall offer such Persons (the “Purchasing Investors”) the right to acquire the unsubscribed Equity Securities. The Purchasing Investors shall have fifteen (15) days after receipt of the Company’s Re-offer Notice to notify the Company (the “Purchasing Investors’ Notice”) of their election to purchase all or a portion of the unsubscribed Equity Securities. If the Purchasing Investors have, in the aggregate, elected to purchase more than the number of unsubscribed Equity Securities being offered in such notice, then the unsubscribed Equity Securities shall be allocated according to each Purchasing Investor’s Pro Rata Share up to the number of unsubscribed Equity Securities set forth in the Company’s Re-offer Notice; provided that, for purposes of this Section C.2(b), the numerator in clause (i) of the defined term “Pro Rata Share” shall be the number of shares of Common Stock Beneficially Owned by such Purchasing Investor immediately prior to the proposed issuance and the denominator in clause (ii) of the defined term “Pro Rata Share” shall be the total number of shares of Common Stock then outstanding on a Fully Diluted Basis immediately prior to the proposed issuance plus in the case of both such clauses (i) and (ii) the number of shares of Common Stock then purchasable by the Investor under the Purchase Agreement. The Company and the Purchasing Investors shall then effect the sale and purchase of the Equity Securities at the closing of the issuance of Equity Securities described in the Company’s Issuance Notice. On the date of such closing, the Company shall deliver to the Purchasing Investors the certificates representing the Equity Securities to be purchased by the Purchasing Investors, each certificate to be properly endorsed for transfer, and at such time, the Purchasing Investors shall pay the purchase price for the Equity Securities.

(c) Notwithstanding anything to the contrary contained in the foregoing provisions of this Section C.2, if the price of the Common Stock represented by the Equity Securities is greater than $3.00 per share (as adjusted for any change in the capitalization of the Company as a result of stock splits, consolidations or dividends or similar transactions), the Company shall issue to the Investor a three-year warrant to purchase up to its Pro Rata Share of such Equity Securities in lieu of the Investor’s purchasing its Pro Rata Share, with the exercise price and other terms and conditions thereof being the price and the other terms and conditions specified in the Company’s Issuance Notice. The terms of such warrant shall otherwise be the same as the terms of the Amended and Restated Warrant issued by the Company to the Investor on March 11, 2010.

3. Issuance of Equity Securities to Other Persons. If the Investor fails to exercise in full its Purchase Rights, the Company shall have sixty (60) days thereafter to sell the Equity Securities in respect of which the Investor’s Purchase Rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company’s Issuance Notice. If the Company has not sold such Equity Securities within such sixty (60) days, the Company shall not thereafter issue or sell any Equity Securities, without first again complying with this Section C.

4. Transfer of Purchase Rights. The Purchase Rights of the Investor under this Section C may only be transferred to any Permitted Transferee; provided, that any such Permitted Transferee complies with the requirements of Section D.1(b).

5. Excluded Securities. The Purchase Rights established by this Section C shall have no application to any of the following Equity Securities (collectively, the “Excluded Securities”):

(a) Equity Securities issued and sold by the Company in an underwritten public offering thereof under a then-effective registration statement under the 1933 Act;

(b) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights), as appropriately adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Common Stock, issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock incentive plans or other equity compensation arrangements that are approved by the Board;

(c) any Common Stock issued upon exercise of options, warrants or convertible securities outstanding as of the date of this Agreement;

(d) any Common Stock issued as consideration in connection with or relating to any acquisitions, mergers or strategic partnership transactions (other than transactions entered into primarily for equity financing purposes) that have been approved by the Board; or

(e) any Equity Securities designated as Excluded Securities by holders of a majority of the shares of Common Stock then held by the Investor if more than one Person then constitute the Investor; provided, however, that no such holder may purchase any such Equity Securities designated as Excluded Securities unless all such holders are able to participate based on their respective Pro Rata Shares as determined in accordance with Section C.2(b).

D. Transfer Restrictions

1. During the Interim Period, the Investor shall not transfer any of the Shares other than as permitted by, and in compliance with, the provisions of this Section D, without the prior written consent of the Company, which consent shall have been approved by the Board, including by a majority of its members who are neither affiliated with the Investor nor members of management of the Company, which consent shall not be unreasonably withheld. For the avoidance of doubt, for purposes of this Section D.1, the following persons shall be deemed to be affiliated with the Investor or members of management of the Company: Nikolay V. Bogachev, J. Thomas Wilson, J. Robinson West and William H. Hastings. Any purported transfer not in accordance with the provisions of this Section D shall be null and void and of no force or effect, regardless of whether or not the purported transferee had actual or constructive notice of the transfer restrictions set forth therein, and the Company shall not be required to recognize or record any such purported transfer not in accordance with the provisions of this Section D.

(a) The Investor may transfer any or all of the Shares (i) to the Company or any of its Subsidiaries or (ii) pursuant to any tender offer, exchange offer, merger, consolidation, reclassification, reorganization, recapitalization or other similar transaction; provided that such transaction is an Approved Transaction.

(b) The Investor may transfer any or all of the Shares to a Permitted Transferee; provided that such Permitted Transferee, as a condition of the effectiveness of such transfer, (i) agrees to be bound by the provisions of this Agreement to the same extent as the Investor hereunder (whether or not any provision explicitly refers to the Permitted Transferee), (ii) agrees that the representations, warranties, covenants and agreements of the transferring Investor shall be deemed also to have been made by such Permitted Transferee, and (iii) shall execute and deliver to the Company a joinder agreement in form and substance acceptable to the Company.

(c) The Investor may, for the purpose of securing bona fide indebtedness for borrowed money from one or more banks or other institutional lenders (a “Secured Loan”), make a bona fide pledge of any or all of the Shares; provided that any pledge or grant of any other encumbrance to secure a Secured Loan and any foreclosure thereupon shall not constitute a breach of this Section D; provided, further, that any such lender foreclosing upon any of the Shares and any Person purchasing any of such Shares in a foreclosure sale shall be deemed to be a Permitted Transferee under Section D.1(b); and provided, still further, that the aggregate amount of indebtedness of the Investor for borrowed money so secured by any Shares shall not exceed, at the time of incurrence of such indebtedness, 30% of the fair market value of such Shares.

2. The Investor hereby acknowledges its obligation, under law, Company policies and hereunder, not to transfer any of the Shares in contravention of applicable law, including but not limited to Section 10(b) of the 1934 Act and Rule 10b-5 promulgated thereunder, any actual or attempted transfer in contravention of law also being a breach of this Section D.

3. The Investor and each Permitted Transferee shall not offer, sell or otherwise transfer any of the Shares except pursuant to (i) an effective registration statement under the 1933 Act, (ii) an opinion of counsel reasonably acceptable to the Company that such offer, sale or other transfer is exempt from the registration requirements of Section 5 of the 1933 Act, (iii) Rule 144 promulgated under the 1933 Act, in compliance therewith, or (iv) a “no-action” letter from the staff of the SEC addressed to the Investor or such Permitted Transferee to the effect that such offer, sale or other transfer without registration under the 1933 Act would not result in a recommendation by the staff of the SEC that action be taken with respect thereto.

4. Each certificate representing one or more Shares shall, upon issuance, bear a legend substantially as set forth in Section 4.1(b) of the Purchase Agreement. In the case of any offer, sale or other transfer of any of the Shares effected in a public offering registered under a then-effective registration statement under the 1933 Act or pursuant to Rule 144 promulgated under the 1933 Act, the Company shall, upon request, remove the legend from the certificate representing such Shares by issuing a new certificate without such legend in exchange for the old certificate bearing such legend and, further, following the expiration of the Interim Period, the Company shall upon request, remove the second sentence of such legend from the certificate or certificates representing the Shares by issuing a new certificate without such second sentence in its legend in exchange for the old certificate with such second sentence in its legend.

E. Standstill

1. During the Interim Period, except for the purchase of the Shares pursuant to the Purchase Agreement and the purchase of any Equity Securities pursuant to Section C of this Agreement, the Investor and each Permitted Transferee shall not, shall cause their respective Affiliates not to, and shall not act in concert with any other Person or Persons to:

(a) acquire Beneficial Ownership of any Equity Securities if as a result thereof the Investor and its Affiliates would hold record or Beneficial Ownership of Equity Securities, including but not limited to any of the Shares, having more combined voting power than such voting power as is appurtenant to the Equity Securities held by the Investor and its Affiliates, or such Permitted Transferee and its Affiliates, as the case may be (including but not limited to any Equity Securities Beneficially Owned by any 13D Group of which the Investor or any of its Affiliates, or such Permitted Transferee or any of its Affiliates, as the case may be, is a member) immediately following the consummation of the purchase of the Shares pursuant to the Purchase Agreement (the “Standstill Limit”);

(b) authorize or make any tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire Equity Securities, in each case, if the effect of the acquisition pursuant thereto would result in the Investor and its Affiliates, or any Permitted Transferee and its Affiliates, holding Equity Securities, including but not limited to any of the Shares, having more combined voting power than the Standstill Limit;

(c) (i) solicit or participate in any solicitation of proxies with respect to any Equity Securities having voting rights, (ii) seek to advise or influence any Person with respect to the voting of any such Equity Securities other than an Affiliate of the Investor or such Permitted Transferee, as the case may be; provided that the limitation in this Section E.1(c) shall not apply in any case which relates to an Approved Transaction which is not instituted by the Investor or any of its Affiliates, or such Permitted Transferee or any of its Affiliates, as the case may be, and which is approved by a majority of the members of the Board who are neither affiliated with the Investor or the Permitted Transferee, as the case may be, nor members of management of the Company;

(d) deposit any Equity Securities into a voting trust or otherwise subject any Equity Securities to any agreement, arrangement or understanding with any other Person with respect to the voting of such securities;

(e) join a 13D Group (other than a 13D Group comprised solely of the Investor and its Affiliates, or such Permitted Transferee and its Affiliates, as the case may be) or otherwise act in concert with any other Person for the purpose of acquiring, holding, voting or disposing of any Equity Securities;

(f) effect or seek to effect any Change in Control of the Company;

(g) effect or seek, offer or propose (whether privately or publicly) any recapitalization, restructuring, reorganization, dissolution, liquidation or other similar transaction for or involving the Company or any of its Subsidiaries;

(h) otherwise act, alone or in concert with any other Person or Persons, to effect, seek, offer or propose (whether privately or publicly) to affect control of the management, Board action or restraint from action, policies or decisions of the Company; provided that no action by a member of the Board who is affiliated with the Investor or such Permitted Transferee, as the case may be, taken solely in the capacity of a member of the Board in compliance with and subject to such Board member’s fiduciary duties in such capacity, shall be a breach of this Section E.1(h);

(i) take any action which would cause the Investor or such Permitted Transferee, as the case may be, to be required to file a Schedule 13D indicating an intention, plan or proposal to do any of the foregoing;

(j) seek a waiver from the Company of any of the limitations otherwise applicable under this Section E, except in the case of a proposal initiated by the Company to the Investor or such Permitted Transferee, or any one or more of their Affiliates, as the case may be, that it or any of them make an additional equity investment in the Company which if consummated would or would reasonably be expected to result in a Change in Control, which waiver shall not be requested publicly or in a manner which would cause the Company to be required to make a public announcement of such proposal or requested waiver; or

(k) otherwise take any action which would or would reasonably be expected to cause the Company to make a public announcement regarding any of the matters set forth in this Section E.

2. Without limiting the foregoing, during the Interim Period, the Investor and any Permitted Transferee shall not, and they shall cause their respective Affiliates not to, propose, effect or agree to any transaction which if consummated would result in a Change in Control in which the counterparty, acquirer or surviving entity is: (i) the Investor or such Permitted Transferee, as the case may be, (ii) any Affiliate of the Investor, or of such Permitted Transferee, as the case may be, or (iii) any 13D Group of which the Investor or such Permitted Transferee, or any of their respective Affiliates, is a member, unless, in any such case, such transaction is an Approved Transaction which has been approved by a majority of the members of the Board who are neither Affiliates of the Investor or such Permitted Transferee, as the case may be, nor members of management of the Company. For the avoidance of doubt, for purposes of this Section E.2, the following Persons shall be deemed to be affiliated with the Investor or members of management of the Company: Nikolay V. Bogachev, J. Thomas Wilson, J. Robinson West and William H. Hastings.

3. Notwithstanding anything to the contrary in this Section E, in the event that (i) there occurs a Material Adverse Effect (as defined in the Purchase Agreement), (ii) the Board fails to approve a proposed Strategic Transaction recommended in writing by the Business Development Committee, or fails to disapprove a proposed Strategic Transaction recommended against in writing by the Business Development Committee, or (iii) the Board proposes to adopt a business plan which materially changes the strategic direction of the Company (for example, so as to alter the current strategic direction of seeking to consummate the Evans Shoal Transaction in accordance with its terms) and the Business Development Committee by majority vote or consent of its members is not in basic agreement with such business plan after discussion with the Board for a period of twenty (20) days after such business plan has been proposed, the provisions of Section D and this Section E shall thereafter cease to be of any continuing force or effect, provided that the Business Development Committee shall have made such written recommendation of approval or disapproval to the Board at least twenty (20) days prior to the anticipated date set forth in such recommendation for the execution and delivery of a term sheet, letter of intent or definitive agreement for such Strategic Transaction as set forth in such recommendation, the provisions of Section D and this Section E other than this Section E.3 shall cease to be of any continuing force or effect. The foregoing provisions of this Section E.3 shall not affect or be construed as a limitation on or as an agreement by the Company to limit the actions of the Company, the Board (including but not limited to the Special Transaction Committee (as defined in the Purchase Agreement) or any other committee of independent non-management directors) or Company management in connection with any possible Change in Control.

4. Notwithstanding the foregoing, if the transfer restrictions set forth in Section D should cease to be of any continuing force or effect, before the Investor may transfer any Shares for consideration, the Investor shall provide the Company or its assignee with written notice of its intention to make a transfer, specifying the identity of the proposed transferee, the number of Shares which are proposed to be transferred, and the price and other terms and conditions of the proposed transfer. The Company or its assignee may elect within twenty (20) days after receiving the Investor’s notice to purchase all of the Shares proposed to be transferred at the price and upon the other financial terms and conditions set forth in the notice. If the Company or its assignee does not elect to purchase all of the Shares proposed to be transferred by the Investor, the Investor may transfer such Shares to the transferee at the price and upon general terms and conditions no more favorable to the transferee than specified in the Investor’s notice; provided, that such transfer is made in compliance with applicable securities laws or pursuant to an exemption therefrom.

F. Miscellaneous.

1. Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Investor. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Investor to such amendment, action, or omission to act.

2. Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreement.

3. Assignments and Transfers by the Investor. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its respective permitted successors and assigns. The Investor may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities by the Investor to such Person; provided that the Investor complies with all laws applicable thereto and any restrictions on transfer under this Agreement applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

4. Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investor, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer, or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Investor, after notice duly given by the Company to the Investor.

5. Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

7. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10. Entire Agreement. This Agreement, together with the Amended Registration Rights Agreement as amended by the proviso in the penultimate sentence of Section B.1, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than the Amended Registration Rights Agreement as amended by the proviso in Section B.1.

11. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of Delaware for the purpose of any suit, action, proceeding, or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action, or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action, or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action, or proceeding brought in such courts and irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ William H. Hastings

Name:	William H. Hastings

Title:	President and Chief Executive Officer

YOUNG ENERGY PRIZE S.A.

By:	/s/ Nikolay Bogachev

Name:	Nikolay Bogachev

Title:	Chairman & CEO

ACKNOWLEDGED AND ACCEPTED:

ECP FUND, SICAV-FIS

BY: ECP MANAGEMENT, S.A.R.L., on behalf of, and in its capacity as General Partner of ECP FUND, SICAV-FIS

By:	/s/ Patrick Hansen

Name:	Patrick Hansen

Title:	Manager

By:	/s/ Knut Reinertz

Name:	Knut Reinertz

Title:	Manager

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act or (3) six (6) months following the effective date of the registration statement.

Exhibit B

Magellan Petroleum Corporation

Selling Securityholder Questionnaire

The undersigned beneficial owner (the “Selling Securityholder”) of common stock (the “Common Stock”), of Magellan Petroleum Corporation (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) one or more Registration Statements for the registration and resale of the Registrable Securities, in accordance with the terms of the Investor’s Agreement, dated as of August 5, 2010 (the “Agreement”), among the Company and the Investor or Investors named therein. A copy of the Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a) Full legal name of Selling Securityholder:

(b) Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c) Full legal name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

(d) State of organization or domicile of Selling Securityholder:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

Email:

Note: By providing an email address, the undersigned hereby consents to receipt of notices by email.

Any such notice shall also be sent to the following address (which shall not constitute notice):

Telephone:

Fax:

Contact Person:

Email:

3.	Beneficial Ownership of Registrable Securities:

Type and principal amount of Registrable Securities beneficially owned:

If applicable, provide the information required by Items 1 and 2 for each beneficial owner.

4.	Broker-Dealer Status:

(a) Are you a broker-dealer?

Yes  ☐             No  ☐

Note: If yes, the Commission’s staff has indicated that you should be identified as an underwriter in any Registration Statement filed pursuant to the Agreement.

(b) Are you an affiliate of a broker-dealer?

Yes  ☐             No  ☐

(c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐             No  ☐

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in any Registration Statement filed pursuant to the Agreement.

If you checked “Yes” to either of the questions in Item 4(a) or Item 4(b) above, please state (a) the name of any such broker-dealer, (b) the nature of your affiliation or association with such broker-dealer, (c) information as to such broker-dealer’s participation in any capacity in the offering or the original placement of the Securities, (d) the number of shares of equity securities or face value of debt securities of the Company owned by you, (e) the date such securities were acquired and (f) the price paid for such securities.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned by the Selling Securityholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

Except as set forth below, the undersigned intends to distribute the Registrable Securities listed above in Item 3 only as set forth in Exhibit B to the Agreement (if at all):

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement filed pursuant to the Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each Registration Statement filed pursuant to the Agreement and each related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the related prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:

Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Magellan Petroleum Corporation

7 Custom House Street

Portland, ME 04101

Fax No.: (207) 553-2250

Attn: William H. Hastings, President and CEO

with a copy to:

Murtha Cullina LLP

CityPlace I

185 Asylum Street, 29th Floor

Hartford, CT 06103

Fax No.: (860) 240-6150

Attn: Edward B. Whittemore, Esq.

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